Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2001, relating to the consolidated financial statements of Equistar
Chemicals, LP, which appears in the Millennium
Chemicals Inc. Annual Report on Form 10-K and
Amendment No. 1 on Form 10-K/A for the
year ended December 31, 2000.


PRICEWATERHOUSECOOPERS LLP
Houston, Texas
January 22, 2002